EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated February 23, 2007, in Amendment No. 1 to the Registration Statement (File No. 333-140264) and related prospectus of Advisor's Disciplined Trust 135.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
February 23, 2007